Exhibit 10.6J
NINTH AMENDMENT to LEASE AGREEMENT
DATED DECEMBER 31, 2001
[Canopy Properties, Inc. / Altiris, Inc.]
This Ninth ADMENDMENT is entered into as of the twenty-fifth (25th) day of April 2006 between Canopy Properties, Inc. (“Landlord”) and Altiris, Inc. (“Tenant”).
Whereas Landlord and Tenant entered into a Lease dated December 31, 2001 (the “Lease”), first amended 12 September 2002, and again 31 March 2003, 20 May 2003, 31 Oct 2003, 23 Jan 2004, 5 May 2004, 14 January 2005 and 15 Dec 2005 for the purpose of increasing the premises, Landlord and Tenant hereby agree to further amend the Lease as follows:
1.	As of the date of this Amendment the term of the Lease is hereby extended to December 31, 2013.

2.	Effective June 1, 2006 (the “Effective Date”) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 4,686 rentable square feet of additional space (“Additional Premises”) comprising Suite 120 situated on the first floor of the Canopy Building III, located at 588 West 400 South, Lindon, UT, bringing the total lease space of Tenant to 84,901 rentable square feet.

3.	Upon the Effective Date the Additional Premises, shall be leased at the rate of $94,048 annually, subject to operating expenses and adjustments as outlined in Paragraphs 29 of the Lease.

4.	Tenant’s percentage share of total building operating cost beginning on the Effective Date shall be increased from 90.95% to 96.34%.

5.	Effective January 1, 2007 the Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 88,124 rentable square feet identified as the entire building of the Canopy Building III, located at 588 West 400 South, Lindon, UT (the “Entire Premises”).
a.	The Entire Premises, shall be leased at the rate of $1,894,666 annually, subject to a 2% compounded fixed annual increase for each of the following years and operating expenses and adjustments as outlined in Paragraph 29 of the Lease.

b.	Tenant’s percentage share of total building operating cost shall be 100%.

c.	Tenant Base Year shall be calendar year 2005
6.	Tenant accepts Additional Premises and Entire Premises in its “as is” condition, provided that on or before September 1, 2006 Landlord will provide tenant improvement of up to $400,000 to be used for the purpose of installing a supplementary chilled water loop to be used to cool Tenant’s current and future labs, or such other improvements (totaling $400,000) that Landlord and Tenant mutually agree to.

7.	Should Tenant be acquired by another company, which as part of the acquisition requires termination of this Lease at the earliest possible date, Tenant shall have a one- time right to cancel the Lease on December 31, 2011 provided Tenant gives written notice on or before June 30, 2011 and Tenant pays Landlord a cancellation fee equivalent to eight months rent at the time written notice is given.

8.	Expansion Options: Landlord agrees to provide Tenant with expansion space to accommodate the office growth projected by Tenant during the years 2007 through 2009 (“Expansion Space”) according to the following terms:
a.	Landlord agrees to lease Expansion Space to Tenant during the term of this Lease and Amendment, up to 40,000 rentable square feet of office space, in one of the Gateway Technology Center Buildings suitable to Tenant, at the agreed rate of $21.50 per rentable square foot, full service gross, or at the escalated rate agreed to in Section 5a above if the expansion occurs after such escalation has become applicable to the Lease.

This rate shall apply so long as the Tenant improvements in the Expansion Space are equivalent to comparable lease space in the Canopy III Premises. If Tenant improvements are significantly different, either due to additional requirements such as additional power or cooling needs, or unusual office density or other similar differences; an appropriate adjustment, mutually agreeable to Landlord and Tenant, shall be made to the expansion lease rate.

b.	Tenant agrees to lease from Landlord Expansion Space at the above agreed terms, on the schedule outlined below:

No later than April 1, 2007 – 6,500 rentable square feet.

No later than September 1, 2007 – 10,000 rentable square feet.

No later than April 1, 2009 – 10,000 rentable square feet

No later than September 1, 2009 – 10,000 rentable square feet.

c.	Should Tenant require Expansion Space in advance of the above schedule, Landlord agrees to employ its best efforts to secure Expansion Space for Tenant’s accelerated growth.
All other terms, conditions and provisions of said Lease shall remain in full force and effect.

LANDLORD:		TENANT:
Canopy Properties, Inc.		Altiris, Inc.

By:	/s/ Gerald Garbe	By:	/s/ Stephen C. Erickson

Its:	VP Real Estate	Its:	VP & Chief Financial Officer